UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 8, 2009

NEW GENERATION BIOFUELS HOLDINGS, INC.
(Exact Name of Registrant as Specified in Charter)

Florida	1-34022	26-0067474
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Primera Boulevard, Suite 3130
Lake Mary, Florida 32746
(Address of principal executive offices)(Zip Code)
(321) 363-5100
(Registrant’s telephone number, including area code)

N/A
(Former Name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 1 3-e-4(c) under the Exchange Act (17 CFR 240.1 3e-4(c))

Item 1.01                      Entry into Material Definitive Agreement

On January 8, 2009, New Generation Biofuels, Inc. (“New Generation”), a wholly owned subsidiary of New Generation Biofuels Holdings, Inc. (the “Company”), entered into Amendment No. 7 (“Amendment No. 7”) to the Exclusive License Agreement, dated March 20, 2006, as amended between Ferdinando Petrucci and New Generation that covers the proprietary technology used to produce the Company’s biofuel.  Under Amendment No. 7, the $1,000,000 license payment due on February 20, 2009 is cancelled, and the Company will issue 925,000 shares of its common stock to Mr. Petrucci.

A copy of Amendment No. 7 is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.  A copy of the press release announcing Amendment No. 7 is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1
Amendment No. 7, dated January 8, 2009, to the Exclusive License Agreement, dated March 20,  2006 and as amended September 11, 2006, December 13, 2006, November 3, 2007, November 9,  2007, February 20, 2008 and March 23, 2008 between New Generation Biofuels, Inc. (formerly  H2Diesel, Inc.) and Ferdinando Petrucci.

99.1	Press Release issued by New Generation Biofuels Holdings, Inc. on January 12, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: January 12, 2009	/s/ Cary J. Claiborne
Name: Cary J. Claiborne Title: Chief Financial Officer

INDEX TO EXHIBITS

Exhibit
No.	Description

10.1
Amendment No. 7, dated January 8, 2009, to the Exclusive License Agreement, dated March 20, 2006 and as amended September 11, 2006, December 13, 2006, November 3, 2007, November 9, 2007, February 20, 2008 and March 23, 2008 between New Generation Biofuels, Inc. (formerly H2Diesel, Inc.) and Ferdinando Petrucci.

99.1	Press Release issued by New Generation Biofuels Holdings, Inc. on January 12, 2009.